SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 17, 2003

ECHOSTAR COMMUNICATIONS CORPORATION
(Exact name of registrant as specified in charter)

NEVADA	0-26176	88-0336997
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

9601 SOUTH MERIDIAN BLVD. ENGLEWOOD, COLORADO (Address of principal executive offices)	80112 (Zip Code)

Registrant’s telephone number, including area code:	(303) 723-1000

ITEM 5. OTHER EVENTS

Effective November 17, 2003, C. Michael Schroeder was appointed to serve on the EchoStar Communications Corporation Board of Directors. The appointment of Mr. Schroeder increases the size of EchoStar’s board to eight members. Mr. Schroeder was a founder of Consumer Satellite Systems, Inc. (CSS) in 1981, which he grew to encompass a 10 state distribution system operating in a region ranging from Wisconsin to Florida. CSS served retailers selling satellite systems, televisions and a range of consumer electronics products. Mr. Schroeder also founded a programming division that grew to serve over 400,000 subscribers. Mr. Schroeder is now retired. See Press Release, dated November 17, 2003, “EchoStar Appoints New Board Member” attached hereto as Exhibit 99.1.

SIGNATURES
INDEX TO EXHIBITS
EX-99.1 Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ECHOSTAR COMMUNICATIONS CORPORATION

Dated: November 19, 2003	By: /s/ MICHAEL R. MCDONNELL Michael R. McDonnell Senior Vice President and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit Number	Description
99.1	Press Release “EchoStar Appoints New Board Member” dated November 17, 2003.